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                                                                Exhibit 23.03


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-20895, 33-38021, 33-38022, 33-42357,
33-52535, 33-52537, 33-52539, 33-63283-01, 33-64337, 333-01977-01,
333-11803-01, 333-21631-01 and 333-21631-02) and in the Prospectuses
constituting part of the Registration Statements on Form S-3 (Numbers 33-57223 and 333-24483) of Cardinal Health, Inc. of our report dated January 30, 1997 related to the financial statements of Owen Healthcare, Inc. which appears on page 16 of this Form 10-K.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Houston, Texas
September 25, 1997